UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 7, 2018
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2018, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Ford Motor Company (“Ford” or “Company”) approved, effective as of January 1, 2018, the amendment and restatement of the following Ford benefit plans: Executive Separation Allowance Plan (“ESAP”), Benefit Equalization Plan (“BEP”), Defined Benefit Supplemental Executive Retirement Plan (“DB SERP”), and Select Retirement Plan (“SRP”).

Effective December 31, 2019, the amended plans will have a 35-year limit for service and pay for purposes of determining the benefits from each respective plan.

The amended and restated ESAP, BEP, DB SERP, and SRP are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 10.1	Executive Separation Allowance Plan, as amended	Filed with this Report
and restated effective as of January 1, 2018

Exhibit 10.2	Benefit Equalization Plan, as amended and restated	Filed with this Report
effective as of January 1, 2018

Exhibit 10.3	Defined Benefit Supplemental Executive Retirement	Filed with this Report
Plan, as amended and restated effective as of
January 1, 2018

Exhibit 10.4	Select Retirement Plan, as amended and restated	Filed with this Report
effective as of January 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: February 7, 2018	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary